EXHIBIT 99.1

Press Release	Source: MobilePro Corp.

MobilePro Acquires American Fiber Network
Thursday June 30, 3:05 pm ET

Deal Expected to be Accretive to Earnings, Add More Than $6.5M in Annualized Revenue to MOBL

BETHESDA, Md., June 30 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News), a wireless technology and broadband telecommunications company, announced today the completion of its acquisition of American Fiber Network, Inc. (AFN), a licensed competitive local exchange carrier (CLEC) and long distance provider based in Kansas City, Kan. Terms of the transaction were not disclosed.

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AFN is licensed to provide local, long distance and Internet service ( http://www.americanfibernetwork.com ) in all 48 contiguous U.S. states. The deal is expected to add more than $6.5 million in annualized revenue and to be immediately accretive to MobilePro's earnings. The acquisition also adds more than 15,000 customer lines to MobilePro's growing base.

Jay Wright, MobilePro chairman and CEO, said, "Acquiring AFN adds another important piece to our growing national telecommunications footprint. Doug Bethell and his team have built strong relationships in important vertical markets such as multi-dwelling units, temporary housing units and resort area properties where we can leverage MobilePro's wireless capabilities. We expect this acquisition to be immediately accretive to our earnings."

Doug Bethell, president and CEO of AFN, said, "We look forward to working with Jay and the rest of the MobilePro team as we continue to grow AFN's capabilities and geographic reach. With MobilePro's wireless capabilities, pre-paid cellular offering through TommyWireless, national footprint and financial strength, we believe that we can offer expanded services to our customer base while maintaining our tradition of quality service."

About American Fiber Network

Founded in 1990, AFN is a full-service competitive local exchange carrier (CLEC) and value-added reseller operating in the contiguous 48 states. AFN provides technology-driven solutions for the telecom industry and focuses on four major customer segments: 1) hotels and resorts, 2) corporate housing, 3) resort area property management phone service and 4) business services. Product offerings include local phone service, long distance, 800 services, operator-assisted calling, vacation telephone blocking, call tracking and accounting and dedicated T-1 service. The company offers one-stop shopping and delivers a full-service telecommunications solution for its customers. AFN presently services more than 15,000 lines.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Md. The company is focused on creating shareholder value by developing and deploying wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries.

An investment profile about MobilePro Corp. may be found at http://www.hawkassociates.com/mobilepro/profile.htm .

For more information, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com . For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com . Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com . An online investor relations kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com and http://www.hawkmicrocaps.com .

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the fiscal year ended March 31, 2005 for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.